Exhibit 99.1

Press Release

Aspen Insurance Holdings Limited Announces
Pricing of its $200 Million Perpetual Non-Cumulative
Preference Shares Offering

Hamilton, BERMUDA, November 10, 2006 — Aspen Insurance Holdings Limited (‘‘Aspen’’) (NYSE:AHL; BSX:AHL BH) announced today that it has agreed to sell $200 million of its 7.401% perpetual non-cumulative preference shares with a liquidation preference of $25 per preference share in an underwritten public offering. Aspen has applied to list the perpetual non-cumulative preference shares on the New York Stock Exchange under the symbol ‘‘AHLPRA’’.

Aspen expects to use the net proceeds from the sale of its perpetual non-cumulative preference shares for general corporate purposes, including the repurchase of its outstanding ordinary shares.

Lehman Brothers and UBS Investment Bank are acting as joint book-running managers for the perpetual non-cumulative preference shares offering.

The perpetual non-cumulative preference shares are being sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the ‘‘SEC’’). A prospectus supplement relating to the perpetual non-cumulative preference shares offering will be filed with the SEC. When available, a written prospectus for the perpetual non-cumulative preference share offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Lehman Brothers or UBS Investment Bank by contacting Lehman Brothers, c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, NY 11717, email: monica_castillo@adp.com, fax: 631-254-7268 or UBS Investment Bank, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Syndicate Department, phone: 1 888 722 9555, extension 1088.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of perpetual non-cumulative preference shares will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Aspen Insurance Holdings Limited

Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and the United States and specialty insurance and reinsurance consisting mainly of marine and energy and aviation worldwide. Aspen's operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company. Aspen has four operating segments: property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance. Aspen's principal existing founding shareholders include The Blackstone Group, Candover Partners Limited and Credit Suisse First Boston Private Equity. For more information about Aspen, please visit the Company's website at www.aspen.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains written, and Aspen's officers may make related oral, ‘‘forward-looking statements’’ within the meaning of the U.S. federal securities laws regarding the possible repurchase of

Aspen's ordinary shares and the financing of any such repurchases. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ ‘‘estimate,’’ ‘‘may,’’ ‘‘continue,’’ and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Aspen's control that could cause actual results to differ materially from such statements. Any ordinary share repurchases by Aspen are subject to rating agency considerations, the market price of its ordinary shares, Aspen's ongoing sources and uses of cash and the liquidity requirements of its insurance and reinsurance business. Any issuance by Aspen of any perpetual preference shares or other security is subject to market conditions for such security, the satisfactory agreement with any underwriters or other purchasers in relation to the terms and price of such security and customary conditions to the completion of any such financing transaction. For a more detailed description of additional uncertainties and other factors that could impact the forward-looking statements in this release, please see the ‘‘Risk Factors’’ section in Aspen's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on March 6, 2006.

- Ends -

Investor Contact:

Aspen Insurance Holdings Limited                                 T (441) 297-9382
Noah Fields, Head of Investor Relations

European Press Contact:

The Maitland Consultancy                                                T 44 20 7379 5151
Brian Hudspith

North American Press Contact:

Abernathy MacGregor                                                       T (212) 371-5999
Eliza Johnson